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Exhibit 99.1

SIDLEY AUSTIN LLP		SIDLEY AUSTIN LLP
Thomas R. Califano (TX Bar No. 24122825)		Charles M. Persons (TX Bar No. 24060413)
William E. Curtin (admitted pro hac vice)		2021 McKinney Avenue, Suite 2000
Anne G. Wallice (admitted pro hac vice)		Dallas, Texas 75201
787 Seventh Avenue		Telephone:	(214) 981-3300
New York, NY 10019		Facsimile:	(214) 981-3400
Telephone:	(212) 839-5300	Email:	cpersons@sidley.com
Facsimile:	(212) 839-5599
Email:	tom.califano@sidley.com
wcurtin@sidley.com
anne.wallice@sidley.com

Attorneys for the Debtors
and Debtors in Possession

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

In re:	Chapter 11

EIGER BIOPHARMACEUTICALS, INC., et al.[1]	Case No. 24-80040 (SGJ)

(Jointly Administered)

Debtors.

JOINT PLAN OF LIQUIDATION OF EIGER BIOPHARMACEUTICALS, INC. AND

ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11

OF THE BANKRUPTCY CODE

THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN. THE DEBTORS ARE SEEKING APPROVAL OF THE DISCLOSURE STATEMENT ON A CONDITIONAL BASIS, BUT IT HAS NOT YET BEEN APPROVED BY THE BANKRUPTCY COURT.

[1]

The Debtors in these chapter 11 cases, together with the last four digits of each Debtor’s federal tax identification number, are: Eiger BioPharmaceuticals, Inc. (1591); EBPI Merger Inc. (9986); EB Pharma LLC (8352); Eiger BioPharmaceuticals Europe Limited (N/A); and EigerBio Europe Limited (N/A). The Debtors’ service address is 2100 Ross Avenue, Dallas, Texas 75201.

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TABLE OF CONTENTS

ARTICLE I. DEFINED TERMS AND RULES OF INTERPRETATION			1
A.		Defined Terms	1

B.		Rules of Interpretation	13

C.		Computation of Time	13

D.		Reference to Monetary Figures	13

E.		Controlling Document	13

ARTICLE II. ADMINISTRATIVE CLAIMS, PRIORITY TAX CLAIMS, AND STATUTORY FEES			14
A.		Administrative Claims	14

B.		Professional Compensation Claims	14

	1.	Final Fee Applications and Payment of Professional Compensation Claims	14

	2.	Administrative Claims of OCPs	15

	3.	Post-Confirmation Date Fees and Expenses	15

	4.	Professional Fee Reserve Account	15

C.		Priority Tax Claims	16

D.		Statutory Fees	16

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS			16
A.		Classification of Claims and Interests	16

B.		Treatment of Claims and Interests	17

	1.	Class 1 – Other Secured Claims	17

	2.	Class 2 – Other Priority Claims	17

	3.	Class 3 – Prepetition Term Loan Claims	18

	4.	Class 4 – General Unsecured Claims	19

	5.	Class 5 – Intercompany Claims	19

	6.	Class 6 – Existing Equity Interests	19

C.		Special Provision Governing Unimpaired Claims	20

D.		Elimination of Vacant Classes	20

E.		Presumed Acceptance of this Plan	20

F.		Voting Classes	20

G.		Controversy Concerning Impairment	20

H.		Subordination of Claims	20

I.		Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code	21

J.		Insurance	21

i

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ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN			21
A.		General Settlement of Claims and Interests	21

B.		Liquidation Transactions	21

	1.	Wind Down of the Debtors	22

C.		Sources of Consideration for Plan Distributions	22

	1.	Sale Transactions	22

	2.	Use of Cash	22

	3.	Retained Causes of Action	23

D.		Vesting of Assets	23

E.		Preservation of Causes of Action	23

F.		Corporate Action	23

G.		Cancellation of Existing Securities and Agreements	24

H.		Effectuating Documents; Further Transactions	24

I.		Section 1146 Exemption from Certain Taxes and Fees	24

J.		Sale Orders	25

K.		Authority to Act	25

L.		Separate Plans	25

ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES			25
A.		Assumption and Rejection of Executory Contracts and Unexpired Leases	25

B.		Claims Based on Rejection of Executory Contracts or Unexpired Leases	26

C.		Reservation of Rights	26

D.		Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases	26

E.		Indemnity Obligations	27

F.		D&O Liability Insurance Policies	27

G.		Employment Agreements	27

H.		Modifications, Amendments, Supplements, Restatements, or Other Agreements	27

I.		Nonoccurrence of Effective Date	27

J.		Employee Compensation and Benefits	28

ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS			28
A.		Distributions on Account of Claims Allowed as of the Effective Date	28

B.		Compliance with Tax Requirements	28

C.		Date of Distributions	29

D.		Disbursing Agent	29

E.		Rights and Powers of Disbursing Agent	29

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F.		Surrender of Instruments	30

G.		Delivery of Distributions and Undeliverable or Unclaimed Distributions	30

H.		Manner of Payment	30

I.		Foreign Currency Exchange Rate	30

J.		Setoffs and Recoupment	31

K.		Minimum Distribution	31

L.		Allocations	31

M.		Distributions Free and Clear	31

N.		Claims Paid or Payable by Third Parties	31

	1.	Claims Paid by Third Parties	31

	2.	Claims Payable by Third Parties	32

	3.	Applicability of Insurance Policies	32

O.		No Postpetition Interest on Claims	32

ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS			32
A.		Allowance of Claims	32

B.		Claims Administration Responsibilities	32

C.		Estimation of Claims and Interests	33

D.		Adjustment to Claims or Interests Without Objection	33

E.		Time to File Objections to Claims	33

F.		Disallowance of Claims or Interests	33

G.		Disallowance of Late Claims	34

H.		Disputed Claims Process	34

I.		Amendments to Claims	34

J.		No Distributions Pending Allowance	34

K.		Distributions After Allowance	34

ARTICLE VIII. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE			35
A.		Conditions Precedent to the Effective Date	35

B.		Waiver of Conditions Precedent to the Effective Date	35

ARTICLE IX. RELEASE, INJUNCTION, AND RELATED PROVISIONS			36
A.		Debtor Releases	36

B.		Releases by the Releasing Parties	37

C.		Exculpations	37

D.		Injunction	38

E.		No Discharge	39

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F.	Release of Liens	39

G.	Gatekeeper Provision	39

ARTICLE X. RETENTION OF JURISDICTION		40
ARTICLE XI. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		42
A.	Modification and Amendment	42

B.	Effect of Confirmation on Modifications	42

C.	Revocation or Withdrawal of Plan	42

ARTICLE XII. MISCELLANEOUS PROVISIONS		42
A.	Immediate Binding Effect	42

B.	Additional Documents	43

C.	Substantial Consummation	43

D.	Reservation of Rights	43

E.	Successors and Assigns	43

F.	Determination of Tax Liabilities	43

G.	Dissolution of the Committee	43

H.	Notices	44

I.	Term of Injunctions or Stays	45

J.	Entire Agreement	45

K.	Plan Supplement	45

L.	Governing Law	45

M.	Nonseverability of Plan Provisions	46

N.	Closing of the Chapter 11 Cases	46

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INTRODUCTION

The Debtors propose this Plan under section 1121 of the Bankruptcy Code. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

Reference is made to the Disclosure Statement Filed contemporaneously with this Plan for a discussion of the Debtors’ history, business, prepetition capital structure, and Liquidation Analysis, as well as a summary and analysis of the Plan and certain related matters, including distributions to be made under this Plan.

Supplemental agreements and documents referenced in this Plan and the Disclosure Statement are available for review on both the Bankruptcy Court’s docket and on the Debtors’ case information website: https://veritaglobal.net/eiger.

ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY.

ARTICLE I.

DEFINED TERMS AND RULES OF INTERPRETATION

A.	Defined Terms

“Administrative Claim” means a Claim of a kind specified under section 503(b) of the Bankruptcy Code and entitled to priority under sections 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (1) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estates and operating Debtors’ business; (2) Allowed Professional Compensation Claims; (3) Statutory Fees; and (4) 503(b)(9) Claims.

“Administrative Claims Bar Date” means 5:00 p.m. prevailing Central Time on the date that is 30 days after the Effective Date and is the deadline by which a claimant must file a request for payment of any Administrative Claim (excluding Professional Compensation Claims) arising on or after the Petition Date, through and including the Effective Date.

“Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code as if the reference Entity was a debtor in a case under the Bankruptcy Code.

“Aggregate Allowed Prepetition Term Loan Claims Amount” has the meaning set forth in Article III.B.3 of the Plan.

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“Allowed” means, with respect to any Claim or Interest, except as otherwise provided herein: (1) a Claim or Interest in a liquidated amount as to which no objection has been Filed prior to the applicable claims objection deadline and that is evidenced by a Proof of Claim timely Filed by the applicable Bar Date or that is not required to be evidenced by a Filed Proof of Claim under the Plan, the Bankruptcy Code, or a Final Order; (2) a Claim or Interest that is scheduled by the Debtors as neither disputed, contingent, nor unliquidated, and for which no Proof of Claim has been timely Filed in an unliquidated or a different amount; (3) a Claim or Interest that is upheld or otherwise Allowed (a) pursuant to the Plan (including any Claim or Interest that is upheld or otherwise Allowed pursuant to a settlement executed by a Debtor or a Wind-Down Debtor in accordance with the Plan), (b) in any stipulation that is approved by the Bankruptcy Court, (c) pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith, or (d) by Final Order (including any such Claim to which the Debtors had objected or which the Bankruptcy Court had disallowed prior to such Final Order); provided that with respect to a Claim or Interest described in clauses (1) through (3) above, such Claim or Interest shall be considered Allowed only if and to the extent that with respect to such Claim or Interest no objection to the allowance thereof has been or, in the Debtors’ or the Wind-Down Debtors’ reasonable good faith judgment, may be interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or such an objection is so interposed and the Claim or Interest, as applicable, shall have been allowed by a Final Order; provided, further, that no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes such Debtor. A Proof of Claim Filed after the Bar Date is not considered Allowed and shall be deemed expunged without further action by the Debtors and without further notice to any party or action, approval, or order of the Bankruptcy Court. Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed, and for which no Proof of Claim is or has been timely Filed, is not considered Allowed and shall be deemed expunged without further action by the Debtors and without further notice to any party or action, approval, or order of the Bankruptcy Court. “Allow,” “Allowing,” and “Allowance” shall have correlative meanings.

“Amended Certificate of Incorporation of Eiger BioPharmaceuticals, Inc.” means the amended certificate of incorporation of Eiger BioPharmaceuticals, Inc.

“Avexitide Asset Purchase Agreement” means that certain Asset Purchase Agreement by and between Amylyx Pharmaceuticals, Inc., or a wholly owned subsidiary thereof, as Purchaser, and Eiger BioPharmaceuticals, Inc., as Seller, Dated as of June 21, 2024 [Docket No. 350, Ex. A] and as from time to time amended in accordance with the Avexitide Sale Order or further order of this Court.

“Avexitide Assets” means the assets related to the Avexitide Asset Purchase Agreement.

“Avexitide Sale Order” means the Order (I) Approving the Sale of the Debtors’ Avexitide Assets, (II) Authorizing Assumption and Assignment of Certain Executory Contracts and Unexpired Leases Related Thereto, and (III) Granting Related Relief [Docket No. 376].

“Avoidance Actions” means any and all claims and Causes of Action which any of the Debtors, the Estates, or any other appropriate party in interest has asserted or may assert under sections 502, 510, 542, 544, 545, or 547 through 553 of the Bankruptcy Code or under similar or related state or federal statutes and common law, including fraudulent transfer laws.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended.

“Bankruptcy Court” means the United States Bankruptcy Court for the Northern District of Texas.

“Bankruptcy Rules” means Federal Rules of Bankruptcy Procedure.

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“Bar Date” means, with respect to any particular Claim, the applicable date set by the Bankruptcy Court as the last day for Filing Proofs of Claim or requesting allowance of Administrative Claims in the Chapter 11 Cases for such Claim, whether pursuant to the Confirmation Order, the Plan, the Order (I) Setting Bar Dates for Filing Proofs of Claim; (II) Approving Form and Manner for Filing Proofs of Claim; and (III) Approving the Form and Manner for Filing Proofs of Claim, Including Section 503(b)(9) Requests Notice of Bar Dates [Docket No. 375], or any other applicable order of the Bankruptcy Court.

“Bid Procedures Order” means that certain Order (I)(A) Approving the Bid Procedures; (B) Authorizing the Debtors to Select Sentynl Therapeutics, Inc. as the Zokinvy Stalking Horse Purchaser & Approving Bid Protections; (C) Approving the Bid Protections Relating to the Remaining Assets Stalking Horse Purchaser(s), if Any; (D) Establishing Bid Deadlines, Auction(s), and Sale Hearing(s); (E) Approving the Form and Manner of Sale Notice; (F) Approving Assignment and Assumption Procedures; (G) Approving the Form and Manner of Potential Assumption and Assignment Notice; (II)(A) Authorizing the Sale of the Assets Free and Clear; and (B) Approving the Assumption and Assignment of Designated Contracts; and (III) Granting Related Relief [Docket No. 94] entered in the Chapter 11 Cases.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of Texas.

“Cash” means cash in legal tender of the United States of America and cash equivalents, including bank deposits, checks, and other similar items.

“Cash Collateral Order” means that certain Final Order (I) Authorizing the Debtors to Use Cash Collateral; (II) Granting Adequate Protection to Prepetition Term Loan Secured Parties; and (III) Modifying Automatic Stay [Docket No. 161] entered in the Chapter 11 Cases or such further interim or final order authorizing the Debtors’ use of cash collateral, as applicable.

“Causes of Action” means without limitation, any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, Liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include the following: (1) Avoidance Actions; (2) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (3) the right to object to or otherwise contest Claims or Interests; (4) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; and (5) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code.

“Chapter 11 Cases” means those certain chapter 11 bankruptcy cases of the Debtors jointly administered under the caption In re Eiger BioPharmaceuticals, Inc., et al., Case No. 24-80040 (SGJ) (Bankr. N.D. Tex. 2024).

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“Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors.

“Claims Objection” means an objection to the allowance of a claim as set forth in section 502 of the Bankruptcy Code, Bankruptcy Rule 3007, and/or any Bankruptcy Court order regarding omnibus claims objections.

“Claims Objection Bar Date” means 5:00 p.m. Central Time on the date that is sixty (60) days after the Effective Date and is the deadline by which a Claims Objection must be made; provided that the Claims Objection Bar may be extended upon presentment of an order to the Bankruptcy Court by the Plan Administrator.

“Claims Register” means the register managed by the Notice and Claims Agent reflecting Filed Proofs of Claim.

“Class” means a category of Holders of Claims or Interests pursuant to section 1122(a) of the Bankruptcy Code.

“Combined Hearing” means the hearing(s) conducted by the Bankruptcy Court to consider (1) final approval of the adequacy of the Disclosure Statement under section 1125 of the Bankruptcy Code and (2) confirmation of the proposed Plan under section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

“Conditions Precedent to the Effective Date” means the conditions set forth in Article VIII.A of this Plan.

“Confirmation” means the Bankruptcy Court’s entry of the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

“Confirmation Date” means the date on which Confirmation occurs.

“Confirmation Order” means the order of the Bankruptcy Court confirming the Plan under section 1129 of the Bankruptcy Code.

“Consummation” means the occurrence of the Effective Date.

“Cure” means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s defaults under an Executory Contract or an Unexpired Lease assumed or assumed and assigned by such Debtor under section 365 of the Bankruptcy Code amounts, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code.

“D&O Liability Insurance Policies” means, collectively, each director and officer liability insurance policy and any “tail policy” to which any of the Debtors are a party as of the Effective Date.

“Debtor Releases” means the releases set forth in Article IX.A herein.

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“Debtors” means, collectively, Eiger BioPharmaceuticals, Inc., EBPI Merger Inc., EB Pharma LLC, Eiger BioPharmaceuticals Europe Limited, and EigerBio Europe Limited.

“Definitive Documents” means this Plan (including, for the avoidance of doubt, the Plan Supplement and any and all exhibits, supplements, appendices, and schedules hereto and thereto), the Confirmation Order, the Disclosure Statement Order (including all exhibits, supplements, appendices, and schedules thereto), the Disclosure Statement, and any such other agreements, instruments, and documents as may be necessary or reasonably desirable to consummate and document the Liquidation Transactions.

“Disallowed” means all or that portion, as applicable, of any Claim or Interest which: (1) has been disallowed under the Plan, the Bankruptcy Code, applicable law or by a Final Order; (2) is scheduled by the Debtors as being in an amount of zero dollars ($0.00) or as contingent, disputed, or unliquidated and as to which no Proof of Claim was timely filed or deemed timely filed prior to the applicable Bar Date pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court, including the order approving the Bar Date, or otherwise deemed timely filed under applicable law; or (3) is not scheduled by the Debtors and as to which no Proof of Claim or request for allowance of an Administrative Claim (as applicable) has been timely filed or deemed timely filed prior to the applicable Bar Date pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.

“Disbursing Agent” means the Debtors, the Wind-Down Debtors, or the Plan Administrator or the Person or Entit(ies) selected by the Plan Administrator, as applicable, to make or to facilitate distributions under the Plan, which Entity may include the Notice and Claims Agent.

“Disclosure Statement” means the related disclosure statement with respect to the Plan, as the same may be amended, supplemented, or modified from time to time, including all exhibits and schedules thereto, as approved or ratified by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

“Disclosure Statement Motion” means the Debtors’ Motion for Entry of an Order (I) Scheduling a Combined Disclosure Statement Approval and Plan Confirmation Hearing; (II) Conditionally Approving the Disclosure Statement; (III) Establishing Objection Deadlines and Related Procedures; (IV) Approving the Notice Materials; and (V) Granting Related Relief [Docket No. [●]].

“Disclosure Statement Order” means the order approving the Disclosure Statement.

“Disputed” means, with respect to any Claim or Interest, any Claim or Interest or any portion thereof that is not yet Allowed or Disallowed.

“Distributable Cash” means the Cash on hand of the Debtors available for distribution as of the Effective Date or such applicable later date pursuant to the terms of the Plan.

“Distribution Record Date” means the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the Confirmation Date or such other date as designated in a Final Order of the Bankruptcy Court.

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“Effective Date” means the date that is the first Business Day after the Confirmation Date on which (1) all Conditions Precedent to the Effective Date have been satisfied or waived in accordance with the Plan and (2) no stay of the Confirmation Order is in effect. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter.

“Employment Agreement” means any agreement relating to the employment of any of the Debtors’ current employees.

“Entity” has the meaning as defined in section 101(15) of the Bankruptcy Code.

“Equity Committee” means the official committee of equity security holders appointed by the U.S. Trustee under section 1102(b) of the Bankruptcy Code in these Chapter 11 Cases on June 25, 2024 [Docket No. 359].

“Estate” means the estate of any Debtor created under sections 301 and 541 of the Bankruptcy Code upon the commencement of the applicable Debtor’s Chapter 11 Case.

“Exculpated Parties” means collectively, (1) the Debtors and the Wind-Down Debtors, (2) any Statutory Committee and each of its members, (3) the Debtors’ Professionals, including Sidley Austin LLP, SSG Advisors, LLC, Alvarez & Marsal North America, LLC, Neligan LLP, and Verita Global f/k/a Kurtzman Carson Consultants, LLC, (4) the Professionals of any Statutory Committee, and (5) any directors and officers of the Debtors as of the Petition Date.

“Executory Contract” means a contract to which any of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

“Existing Equity Interest Recovery Pool” means all Distributable Cash of the Debtors or the Wind-Down Debtors (as applicable) less (1) an amount of Cash required to pay Administrative Claims and Priority Tax Claims Allowed as of the Effective Date (2) an amount of Cash required to fund the Wind-Down Budget, (3) an amount of Cash required to fund the Professional Fee Reserve Account in accordance with the Plan, (4) an amount of Cash required to satisfy the Other Secured Claims and the Other Priority Claims pursuant to the Plan, (5) an amount of Cash required to fund the Prepetition Term Loan Claims Escrow Account, and (6) an amount of Cash required to satisfy the General Unsecured Claims pursuant to the Plan; provided that should the Aggregate Allowed Prepetition Term Loan Claims Amount be less than the sum of (a) any prepayments made on account of the Prepetition Term Loan Claims and (b) the Prepetition Term Loan Claims Escrow Amount, the portion of the Prepetition Term Loan Claims Escrow Amount in excess of the Aggregate Allowed Prepetition Term Loan Claims minus any prepayments made on account of the Prepetition Term Loan Claims shall be reallocated to the Existing Equity Interest Recovery Pool as soon as practicable after the Bankruptcy Court’s determination of the Aggregate Allowed Prepetition Term Loan Claims Amount.

“Existing Equity Interests” means an Interest in a Debtor existing as of the Petition Date.

“Federal Judgment Rate” means the interest rate provided under 28 U.S.C. 1961(a), calculated as of the Petition Date.

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“File,” “Filed,” or “Filing” means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

“Final Order” means an order or judgment of the Bankruptcy Court or court of competent jurisdiction with respect to the subject matter that has not been reversed, stayed, modified, or amended, as entered on the docket in any Chapter 11 Case or the docket of any court of competent jurisdiction, and as to which the time to appeal, or seek certiorari or move for a new trial, reargument, or rehearing has expired and no appeal or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be timely Filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument, or rehearing will have been denied, resulted in no stay pending appeal of such order, or has otherwise been dismissed with prejudice; provided, however, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion under Rules 59 or 60 of the Federal Rules of Civil Procedure, or any analogous Bankruptcy Rule (or analogous rules applicable in another court of competent jurisdiction) or sections 502(j) or 1144 of the Bankruptcy Code, may be Filed with respect to such order or judgment.

“General Unsecured Claim” means any Claim that is not an Administrative Claim (including a Professional Compensation Claim), a Priority Tax Claim, an Other Secured Claim, an Other Priority Claim, a Prepetition Term Loan Claim, or an Intercompany Claim.

“Governmental Unit” means a “governmental unit,” as defined in section 101(27) of the Bankruptcy Code.

“Holder” means any Entity that holds a Claim or Interest, as applicable.

“Impaired” means with respect to any Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

“Indemnification Obligations” means, collectively, each of the Debtors’ indemnification obligations (whether arising from charters, bylaws, limited liability company agreements, other organizational documents, or contracts) in place as of the Effective Date to indemnify the Debtors’ officers, directors, agents, or employees serving in such roles as of the Petition Date with respect to all present and future actions, suits, and proceedings against the Debtors or such officers, directors, agents, or employees based upon any act or omission for or on behalf of the Debtors.

“Insurance Policies” means all insurance policies that have been issued at any time to or provide coverage to the Debtors and all agreements, documents, or instruments relating thereto; provided that “Insurance Policies” does not include any such policies that are, or have been, assumed and assigned to the Purchaser on or before the Effective Date pursuant to the Zokinvy Asset Purchase Agreement, any other asset purchase agreement approved by the Sale Orders, the Sale Orders, and section 365 of the Bankruptcy Code.

“Intercompany Claim” means a Claim held by a Debtor against a Debtor.

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“Interest(s)” means any equity security (as defined in section 101(16) of the Bankruptcy Code) in any Debtor and any other rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable or exchangeable securities or other agreements, arrangements or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor.

“IRS Form” means IRS Form W-9, W-8BEN, any acceptable substitute, or any other tax information form that the Debtors or the Plan Administrator may require from a Holder of a Claim for a distribution under the Plan.

“Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court).

“Lien” means a lien as defined in section 101(37) of the Bankruptcy Code.

“Liquidation” means the liquidation of the Debtors through the Liquidation Transactions in accordance with the terms of this Plan.

“Liquidation Analysis” means the analysis of a liquidation scenario under chapter 7 of the Bankruptcy Code for these Debtors, to be filed as part of the Plan Supplement.

“Liquidation Transactions” means the transactions described in Article IV.B of the Plan.

“Marketing Process” means the process for the marketing and sale of all or substantially all of the Debtors’ assets, or any combination thereof, pursuant to the Bid Procedures Order.

“Notice and Claims Agent” means Verita Global f/k/a Kurtzman Carson Consultants, LLC, in its capacity as noticing, claims, and solicitation agent for the Debtors.

“OCP” means an ordinary course professional whose retention and compensation has been authorized by the Bankruptcy Court pursuant to the OCP Order.

“OCP Order” means the order entered by the Bankruptcy Court approving the Debtors’ motion or motions to retain and compensate certain OCPs in the ordinary course of business [Docket No. 254].

“Other Priority Claim” means any Claim other than an Administrative Claim or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

“Other Secured Claim” means any Secured Claim other than a Prepetition Term Loan Claim.

“Person” means a “person” as defined in section 101(41) of the Bankruptcy Code.

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“Petition Date” the date on which each of the Debtors Filed their voluntary petitions for relief under chapter 11 of the Bankruptcy Code, thereby commencing these Chapter 11 Cases, or April 1, 2024.

“Plan” means this plan under chapter 11 of the Bankruptcy Code, as may be altered, amended, supplemented, or otherwise modified from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules, or the terms hereof, as the case may be, including the Plan Supplement, which is incorporated herein by reference, including any and all exhibits, supplements, appendices, and schedules hereto and thereto.

“Plan Administrator” means the Person or Entity appointed by the Debtors on the Effective Date to administer to the Wind-Down of the Debtors, including the making of any Plan Distributions that may arise after the Effective Date or any other duties or responsibilities set forth herein.

“Plan Distribution” means a payment or distribution to Holders of Allowed Claims or other eligible Entities under this Plan.

“Plan Supplement” means the compilation of documents and forms of documents, agreements, schedules, and exhibits to the Plan (in each case, as may be altered, amended, modified, or supplemented from time to time through the Effective Date in accordance with the terms hereof and in accordance with the Bankruptcy Code and Bankruptcy Rules) to be Filed by the Debtors, including the following: (1) the Schedule of Assumed Executory Contracts and Unexpired Leases; (2) the Schedule of Retained Causes of Action; and (3) the Amended Certificate of Incorporation of Eiger BioPharmaceuticals, Inc.

“Prepetition Term Loan Agent” means Innovatus Life Sciences Lending Fund I, LP, as Collateral Agent (as defined in the Prepetition Term Loan Credit Agreement and, in such capacity and including any successors thereto).

“Prepetition Term Loan Claims” meaning any Claim on account of the Prepetition Term Loan Documents.

“Prepetition Term Loan Claims Escrow Account” has the meaning set forth in Article III.B.3 of the Plan.

“Prepetition Term Loan Claims Escrow Amount” has the meaning set forth in Article III.B.3 of the Plan.

“Prepetition Term Loan Credit Agreement” means that certain Loan and Security Agreement, dated as of June 1, 2022 (as amended, restated, or otherwise modified from time to time).

“Prepetition Term Loan Documents” means the Prepetition Term Loan Credit Agreement and, together with all other documentation executed in connection therewith, including without limitation, the Loan Documents (as defined in the Prepetition Term Loan Credit Agreement) executed in connection therewith, as amended, restated, or otherwise modified from time to time.

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“Prepetition Term Loan Secured Parties” means, collectively, the Prepetition Term Loan Agent and the lenders from time to time party to the Prepetition Term Loan Credit Agreement.

“Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

“Professional” means a Person or Entity employed in the Chapter 11 Cases pursuant to a Bankruptcy Court order in accordance with sections 327, 328, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered before or on the Effective Date, pursuant to sections 327, 328, 329, 330, 363, or 331 of the Bankruptcy Code, excluding any ordinary course professional retained pursuant to a Bankruptcy Court order.

“Professional Compensation Claim” means a Claim against a Debtor for professional services rendered and costs incurred between the Petition Date and the Effective Date by a Professional, including estimates through the Effective Date, in connection with the Chapter 11 Cases.

“Professional Fee Reserve Account” means that certain account held by the Debtors for the benefit of Professionals, as more fully described in Paragraph 3(d) of the Cash Collateral Order.

“Proof of Claim” means a proof of claim Filed against any of the Debtors in the Chapter 11 Cases by the applicable Bar Date.

“Purchaser” means, collectively, (1) Sentynl Therapeutics, Inc., in its capacity as purchaser of the Zokinvy Assets; (2) Amylyx Pharmaceuticals, Inc., or a wholly owned subsidiary thereof, in its capacity as purchaser of the Avexitide Assets; and (3) any purchaser of other of the Debtors’ assets pursuant to section 363 of the Bankruptcy Code.

“Related Party” means each of, and in each case in its capacity as such, current and former directors, managers, officers, committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors and any such Person’s or Entity’s respective heirs, executors, estates, and nominees.

“Released Party” means each of, and in each case in its capacity as such: (1) each Debtor and its Estate; (2) each Wind-Down Debtor and its Estate; (3) each Related Party of each Entity in clause (1) and (2); provided that in each case, an Entity shall not be a Released Party if it: (x) elects to opt out of the releases contained in Article IX.A or Article IX.B of the Plan or (y) timely objects to the releases contained in Article IX.A or Article IX.B of the Plan and such objection is not resolved before Confirmation.

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“Releasing Party” means each of, and in each case in its capacity as such: (1) each Debtor and its Estate; (2) each Wind-Down Debtor and its Estate; (3) any Statutory Committee and each of its members; (4) the Holders of all Claims or Interests who do not opt out of granting the releases contained in Article IX.A or Article IX.B of the Plan; (5) each current and former Affiliate of each Entity in clause (1) through (4) and the following clause (6); and (6) each Related Party of each Entity in clause (1) through this clause (6), solely to the extent such Related Party may assert Claims or Causes of Action on behalf of or in a derivative capacity by or through an Entity in clause (1) through clause (5); provided that in each case, an Entity shall not be a Releasing Party if it: (x) elects to opt out of the releases contained in Article IX.A or Article IX.B of the Plan or (y) timely objects to the releases contained in Article IX.A or Article IX.B of the Plan and such objection is not resolved before Confirmation.

“Retained Causes of Action” means those Causes of Action indicated on the Schedule of Retained Causes of Action.

“Sale Orders” means, collectively, (1) the Zokinvy Sale Order; (2) the Avexitide Sale Order; and (3) any other order approving the sale of certain of the Debtors’ assets pursuant to section 363 of the Bankruptcy Code.

“Sale Transactions” the sale of the assets and related transactions approved by the Sale Orders.

“Sale Transactions Documents” means the definitive documents to effectuate the Sale Transactions.

“Schedule of Assumed Executory Contracts and Unexpired Leases” means the list of Executory Contracts and Unexpired Leases that will be assumed by the Debtors pursuant to Article V of the Plan, which shall be included in the Plan Supplement.

“Schedule of Retained Causes of Action” means the schedule of Causes of Action of the Debtors that are not released, waived, or transferred pursuant to the Plan, as the same may be amended, modified, or supplemented from time to time.

“Schedules” means, collectively, the schedule of assets and liabilities and statement of financial affairs Filed by each Debtor pursuant to section 521 of the Bankruptcy Code, the Bankruptcy Rules, and the official bankruptcy forms, as the same may be amended, modified, or supplemented from time to time.

“Secured” means, when referring to a Claim: (1) secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code; or (2) otherwise Allowed pursuant to the Plan or a Final Order of the Bankruptcy Court as a Secured Claim.

“Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a–77aa, or any similar federal, state, or local law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

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“Statutory Committee” means any statutory committee appointed in the Chapter 11 Cases, including the Unsecured Creditors Committee and the Equity Committee.

“Statutory Fees” means all fees due and payable pursuant to section 1930 of Title 28 of the United States Code, together with the statutory rate of interest set forth in section 3717 of Title 31 of the United States Code, to the extent applicable.

“Third-Party Release” means such releases by the Releasing Parties as set forth in Article IX.B hereof.

“Unexpired Lease” means a lease to which any of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

“Unimpaired” means, with respect to a Claim or Class of Claims, not “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code.

“Unsecured Creditors Committee” means the official committee of unsecured creditors appointed by the U.S. Trustee under section 1102(b) of the Bankruptcy Code in these Chapter 11 Cases on July 10, 2024 [Docket No. 322].

“U.S. Trustee” means the United States Trustee for the Northern District of Texas.

“Wind-Down” means the post-Effective Date wind-down process by which the Plan Administrator shall seek to (1) liquidate any remaining assets of the Debtors and make distributions relating to the same; (2) complete any tasks required to wind-down the affairs of the Debtors; and (3) otherwise close these Chapter 11 Cases, as described in more detail in Article IV.B. herein.

“Wind-Down Budget” means a budget for any fees, costs, and expenses incurred by the Wind-Down Debtors from and after the Effective Date, as such budget shall be approved by, and further amended with the approval of, the Prepetition Term Loan Agent, including amounts reserved for Disputed Claims.

“Wind-Down Debtor” means each of the Debtors following the Effective Date.

“Zokinvy Asset Purchase Agreement” means that certain Asset Purchase Agreement by and between Sentynl Therapeutics, Inc., as Purchaser, and Eiger BioPharmaceuticals, Inc., as Seller, Dated March 31, 2024, annexed as Exhibit 1 to the Zokinvy Sale Order, and as from time to time amended in accordance with the Zokinvy Sale Order or further order of this Court, including by the First Amendment to the Zokinvy Asset Purchase Agreement attached to the Zokinvy Sale Order.

“Zokinvy Assets” means the assets related to the Zokinvy Asset Purchase Agreement.

“Zokinvy Sale Order” means the Order (I) Approving the Sale of the Debtors’ Zokinvy Assets, (II) Authorizing Assumption and Assignment of Certain Executory Contracts and Unexpired Leases Related Thereto, and (III) Granting Related Relief [Docket No. 162].

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B.	Rules of Interpretation

Unless otherwise specified, all section or exhibit references in this Plan are to the respective section in or exhibit to this Plan, as the same may be amended, waived, or modified from time to time in accordance with the terms hereof. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to this Plan as a whole and not to any particular section, subsection, or clause contained therein and have the same meaning as “in this Plan,” “of this Plan,” “to this Plan,” and “under this Plan,” respectively. The words “includes” and “including” are not limiting. The headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. For purposes herein: (1) in the appropriate context, each term, whether stated in the singular or plural, shall include both the singular and plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (3) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (4) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

C.	Computation of Time

In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) will apply. Any references to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter unless otherwise specified herein.

D.	Reference to Monetary Figures

All references in this Plan to monetary figures shall refer to the legal tender of the United States of America unless otherwise expressly provided.

E.	Controlling Document

In the event of an inconsistency between this Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control unless otherwise specified in such Plan Supplement document. In the event of an inconsistency between this Plan and any other instrument or document created or executed pursuant to this Plan, or between this Plan and the Disclosure Statement, this Plan shall control. The provisions of this Plan and of the Confirmation Order shall be construed in a manner consistent with each other so as to effectuate the purposes of each; provided that if there is determined to be any inconsistency between any provision of this Plan and any provision of the Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of the Confirmation Order shall govern, and any such provisions of the Confirmation Order shall be deemed a modification of this Plan.

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ARTICLE II.

ADMINISTRATIVE CLAIMS, PRIORITY TAX CLAIMS, AND STATUTORY FEES

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims (including Professional Compensation Claims) and Priority Tax Claims have not been classified for purposes of receiving distributions, and, thus, are excluded from the Classes of Claims and Interests set forth in Article III hereof.

A.	Administrative Claims

Except to the extent that a Holder of an Allowed Administrative Claim agrees to a less favorable treatment, each Holder of an Allowed Administrative Claim (other than a Professional Compensation Claim) shall receive, in full and final satisfaction of such Claim, (1) Cash in an amount equal to such Allowed Administrative Claim in accordance with the following: (a) if Allowed on or prior to the Effective Date, then on the Effective Date or as soon as reasonably practicable thereafter; (b) if not Allowed as of the Effective Date, then no later than forty-five (45) days after the date on which an order Allowing such Administrative Claim becomes a Final Order; or (c) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court; or (2) such other treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

Except for Professional Compensation Claims, and notwithstanding any prior Filing or Proof of Claim, Proofs of Claim seeking the allowance and payment of Administrative Claims must be Filed and served on the Debtors or the Plan Administrator (as applicable) and their counsel by no later than the Administrative Claims Bar Date pursuant to the procedures set forth in the Confirmation Order and the notice of the occurrence of the Effective Date. The burden of proof for the allowance of Administrative Claims remains on the Holder of the Administrative Claims.

Except as otherwise provided in Articles II.B, II.C, or II.D herein, Holders of Administrative Claims that do not File and serve a Proof of Claim or application for payment of administrative expenses requesting the allowance of an Administrative Claim by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting Administrative Claims against the Debtors, the Plan Administrator, the Estates, or the Debtors’ assets and properties, and any Administrative Claims shall be deemed disallowed as of the Effective Date unless otherwise ordered by the Bankruptcy Court.

B.	Professional Compensation Claims

1.	Final Fee Applications and Payment of Professional Compensation Claims

All requests for payment of Professional Compensation Claims (other than from OCPs) for services rendered and reimbursement of expenses incurred through the Effective Date shall be filed no later than forty-five (45) days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Compensation Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Code. Objections to Professional Compensation Claims must be Filed and served no later than twenty-one (21) days after the Filing of the Professional Compensation Claims. To the extent any Cash is remaining in the Professional Fee Reserve Account following irrevocable payment in full of all Allowed Professional Compensation Claims (including Allowed Professional Compensation Claims arising after the Confirmation Date), such Cash shall be transferred to the Wind-Down Debtors.

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2.	Administrative Claims of OCPs

All requests for payment of Professional Compensation Claims of OCPs shall be made pursuant to the OCP Order. To the extent any Professional Compensation Claims of the OCPs have not been Allowed pursuant to the OCP Order on or before the Effective Date, the amount of Professional Compensation Claims owing to the OCPs shall be paid in Cash to such OCPs by the Debtor or the Plan Administrator (as applicable) from the Professional Fee Reserve Account as soon as reasonably practicable after such Professional Compensation Claims are Allowed pursuant to the OCP Order.

3.	Post-Confirmation Date Fees and Expenses

Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors or Plan Administrator (as applicable) shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors or the Plan Administrator (as applicable). Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors or Plan Administrator (as applicable) may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors shall pay, within ten business days after submission of a detailed invoice to the Debtors such reasonable claims for compensation or reimbursement of expenses incurred by the Professionals of the Debtors. If the Debtors, in consultation with the Prepetition Term Loan Agent, dispute the reasonableness of any such invoice, the Debtors or the affected Professional may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of any such invoice, and the disputed portion of such invoice shall not be paid until the dispute is resolved.

4.	Professional Fee Reserve Account

On the Effective Date, the Debtors shall fund an amount in Cash into the Professional Fee Reserve Account equal to (a) the aggregate accrued and unpaid Professional Compensation Claims as of the Effective Date (which shall be estimated by each applicable Professional in its reasonable discretion based on the amount of then-accrued Professional Compensation Claims plus a reasonable estimate of fees and expenses that will accrue up until the Effective Date), less (b) any amount then held in the Professional Fee Reserve Account.

Funds held in the Professional Fee Reserve Account shall be held for the benefit of the Professionals and shall not be property of the Estates. The Professionals shall reasonably and in good faith estimate their Professional Compensation Claims before and as of the Effective Date, taking into account any prior payments, and shall deliver such estimates to the Debtors no later than five (5) Business Days prior to the anticipated Effective Date.

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Professional Compensation Claims shall be paid in full without interest or other earnings therefrom, in Cash, from the Professional Fee Reserve Account, in such amounts as are Allowed by the Bankruptcy Court as soon as reasonably practicable after such Professional Compensation Claims are allowed. The obligations of the Estates with respect to Professional Compensation Claims shall not be limited by nor deemed limited to the balance of funds held in the Professional Fee Reserve Account. To the extent that funds held in the Professional Fee Reserve Account are insufficient to satisfy the amount of accrued Professional Compensation Claims owing to the Professionals, such Professionals shall have an Allowed Administrative Claim for any such deficiency. No Liens, claims, or interests shall encumber the Professional Fee Reserve Account in any way, other than customary liens in favor of the depository bank at which the Professional Fee Reserve Account is maintained.

C.	Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, each Holder of an Allowed Priority Tax Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, treatment in a manner consistent with section 1129(a)(9)(C) of the Bankruptcy Code.

D.	Statutory Fees

All Statutory Fees due and payable prior to the Effective Date shall be paid by the Debtors. On and after the Effective Date, the Plan Administrator shall pay any and all Statutory Fees when due and payable, and shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. Each of the Debtors and the Plan Administrator, as applicable, shall remain obligated to pay quarterly fees to the U.S. Trustee until the earliest of a Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code.

ARTICLE III.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	Classification of Claims and Interests

Except for the Claims addressed in Article II herein, all Claims and Interests are classified in the Classes set forth below in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Class to the extent that any portion of the Claim or Interest qualifies within the description of such other Class. A Claim or Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been otherwise paid, released, or satisfied at any time.

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The classification of Claims against and Interests in the Debtors pursuant to the Plan is as follows:

Class	Claims and Interests	Status	Voting Rights
Class 1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class 2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class 3	Prepetition Term Loan Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class 4	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class 5	Intercompany Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class 6	Existing Equity Interests	Unimpaired	Not Entitled to Vote (Deemed to Accept)

B.	Treatment of Claims and Interests

1.	Class 1 – Other Secured Claims

a.  Classification: Class 1 consists of all Other Secured Claims against the Debtors.

b.  Treatment: Except to the extent the Holder of an Allowed Other Secured Claim agrees to less favorable treatment, each Holder of an Allowed Other Secured Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, at the Debtors’ option: (i) payment in full in Cash; (ii) the collateral securing its Allowed Other Secured Claim; (iii) reinstatement of its Allowed Other Secured Claim; or (iv) such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

c.  Voting: Class 1 is Unimpaired, and Holders of Other Secured Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 1 Other Secured Claims are not entitled to vote to accept or reject the Plan.

2.	Class 2 – Other Priority Claims

a.  Classification: Class 2 consists of all Other Priority Claims against the Debtors.

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b.  Treatment: Except to the extent the Holder of an Allowed Other Priority Claim agrees to less favorable treatment, each Holder of an Allowed Other Priority Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, treatment in a manner consistent with section 1129(a)(9) of the Bankruptcy Code.

c.  Voting: Class 2 is Unimpaired, and Holders of Other Priority Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 2 Other Priority Claims are not entitled to vote to accept or reject the Plan.

3.	Class 3 – Prepetition Term Loan Claims

a. Classification: Class 3 consists of all Prepetition Term Loan Claims against the Debtors.

b. Treatment: On the Effective Date, Cash in an amount of approximately $22 million (the “Prepetition Term Loan Claims Escrow Amount”) shall be segregated in an escrow account (the “Prepetition Term Loan Claims Escrow Account”), and distribution of all or a portion of the Prepetition Term Loan Claims Escrow Amount to Holders of Prepetition Term Loan Claims shall be subject to the Bankruptcy Court’s determination of the aggregate amount of Allowed Prepetition Term Loan Claims, subject to any offsets (the “Aggregate Allowed Prepetition Term Loan Claims Amount”). All parties’ rights, defenses, and causes of action related to the Prepetition Term Loan Claims shall be reserved; provided that should the Aggregate Allowed Prepetition Term Loan Claims Amount be less than the sum of (a) any prepayments made on account of the Prepetition Term Loan Claims and (b) the Prepetition Term Loan Claims Escrow Amount, the portion of the Prepetition Term Loan Claims Escrow Amount in excess of the Aggregate Allowed Prepetition Term Loan Claims minus any prepayments made on account of the Prepetition Term Loan Claims shall be reallocated to the Existing Equity Interest Recovery Pool as soon as practicable after the Bankruptcy Court’s determination of the Aggregate Allowed Prepetition Term Loan Claims Amount.

Except to the extent the Holder of an Allowed Prepetition Term Loan Claim agrees to less favorable treatment, each Holder of an Allowed Prepetition Term Loan Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, Cash from the Prepetition Term Loan Claims Escrow Account in an amount equal to such Holder’s pro rata share of the Aggregate Allowed Prepetition Term Loan Claims Amount, with such distribution occurring as soon as practicable after the Bankruptcy Court’s determination of the Aggregate Allowed Prepetition Term Loan Claims Amount.

c.  Voting: Class 3 is Unimpaired, and Holders of Prepetition Term Loan Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 3 Prepetition Term Loan Claims are not entitled to vote to accept or reject the Plan.

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4.	Class 4 – General Unsecured Claims

a.  Classification: Class 4 consists of all General Unsecured Claims against the Debtors.

b.  Treatment: Except to the extent the Holder of an Allowed General Unsecured Claim agrees to less favorable treatment, each Holder of an Allowed General Unsecured Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, payment in full in Cash, including post-petition interest calculated at the applicable contract rate, the Federal Judgment Rate, or such other rate as determined by the Bankruptcy Court (in any adversary proceeding, contested matter, or otherwise).

c.  Voting: Class 4 is Unimpaired, and Holders of General Unsecured Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 4 General Unsecured Claims are not entitled to vote to accept or reject the Plan.

5.	Class 5 – Intercompany Claims

a.  Classification: Class 5 consists of the Intercompany Claims.

b.  Treatment: On the Effective Date, each Holder of an Allowed Intercompany Claim shall have its Claim cancelled, released, and extinguished and without any distribution at the election of the Debtors. Per prior agreement, each Holder of an Allowed Intercompany Claim will waive entitlement to a distribution on account of such Claim.

c.  Voting: Class 5 is Unimpaired, and Holders of Intercompany Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 5 Intercompany Claims are not entitled to vote to accept or reject the Plan.

6.	Class 6 – Existing Equity Interests

a.  Classification: Class 6 consists of all Existing Equity Interests in the Debtors.

b.  Treatment: Except to the extent the Holder of an Existing Equity Interest agrees to less favorable treatment, each Holder of an Existing Equity Interest shall receive, in full and final satisfaction, settlement, release, and discharge of such Interest, its pro rata share of the Existing Equity Interest Recovery Pool.

c.  Voting: Class 6 is Unimpaired, and Holders of Existing Equity Interests are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 6 Existing Equity Interests are not entitled to vote to accept or reject the Plan.

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C.	Special Provision Governing Unimpaired Claims

Except as otherwise provided in this Plan, nothing under this Plan shall affect the rights of the Debtors or the Plan Administrator with respect to any Unimpaired Claims, including all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

D.	Elimination of Vacant Classes

Any Class that, as of the commencement of the Combined Hearing, does not have at least one Holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from this Plan for purposes of voting to accept or reject this Plan, and disregarded for purposes of determining whether this Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to such Class.

E.	Presumed Acceptance of this Plan

No Classes of Claims or Interests are Impaired under the Plan. Accordingly, each Class is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

F.	Voting Classes

No Classes of Claims or Interests are Impaired under the Plan. Accordingly, no Classes of Claims or Interests are entitled to vote to accept or reject the Plan.

G.	Controversy Concerning Impairment

If a controversy arises as to whether any Claim or any Class of Claims is Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy at the hearing on the Disclosure Statement Motion.

H.	Subordination of Claims

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan shall take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, contract, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors or the Plan Administrator (as applicable) reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

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I.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

As no Classes of Claims or Interests are Impaired under the Plan, section 1129(a)(10) of the Bankruptcy Code is inapplicable for the purposes of Confirmation. The Debtors reserve the right to modify this Plan in accordance with Section XI.A hereof to the extent that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules. Any party that disputes the Debtors’ characterization of its Claim or Interest as being unimpaired may request a finding of impairment from the Bankruptcy Court in order to obtain the right to vote on the Plan; provided, however, that such party file and serve an objection requesting such determination prior to the hearing on the Disclosure Statement Motion. Such objection will be heard at the hearing on the Disclosure Statement Motion.

J.	Insurance

Notwithstanding anything to the contrary in the Plan, if any Claim is subject to coverage under an Insurance Policy, payments on account of such Claim will first be made from proceeds of such Insurance Policy in accordance with the terms thereof, with the balance of such Claim, if any, treated in accordance with the provisions of the Plan governing the Class applicable to such Claim.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	General Settlement of Claims and Interests

Pursuant to section 1123(b)(2) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions, releases, and other benefits provided pursuant to this Plan, upon the Effective Date, the provisions of this Plan shall constitute a good faith compromise and settlement of Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holders of Claims or Interests may have with respect to any Allowed Claim or Interest or any distribution to be made on account of such Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise and settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of such Claims and Interests, and is fair, equitable, and reasonable.

B.	Liquidation Transactions

On or before the Effective Date, the Debtors or the Plan Administrator shall enter into and take any actions that may be necessary or appropriate to effectuate the Sale Transactions or the Wind-Down of the Debtors, as applicable, including but not limited to: (1) the adoption of the Amended Certificate of Incorporation of Eiger BioPharmaceuticals, Inc.; (2) the execution and delivery of appropriate agreements or other documents of consolidation, conversion, disposition, transfer, or dissolution containing terms that are consistent with the terms of this Plan and that satisfy the requirements of applicable law; (3) the execution and delivery of any appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, duty, or obligation on terms consistent with this Plan; (4) the filing of appropriate documents with the appropriate governmental authorities pursuant to applicable law; and (5) any and all other actions that the Debtors or the Plan Administrator determine are necessary or appropriate to effectuate the Plan.

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1.	Wind Down of the Debtors

Following the Effective Date, the Plan Administrator shall Wind-Down the affairs and operations of the Debtors and their Estates including, but not limited to: (a) liquidating the Debtors’ assets remaining after consummation of the Sale Transactions, if any, including through the prosecution of any claims or causes of action of the Debtors preserved herein; and (b) distributing the Distributable Cash and other assets of the Debtors pursuant to the terms of this Plan.

The responsibilities and authority of the Plan Administrator shall include the following rights and responsibilities: (a) preserving and liquidating the Debtors’ remaining assets; (b) administering and paying taxes, including, among other things, (i) filing tax returns (to the extent not the obligation of any Purchaser), and (ii) representing the interest and account of the Debtors before any taxing authority in all matters; (c) retaining and paying, without the need for retention or fee applications, professionals in connection with the Plan Administrator’s performance of its duties under this Plan; (d) distributing information statements as required for U.S. federal income tax and other applicable tax purposes; (e) complying with any continuing obligations under the Zokinvy Asset Purchase Agreement or the Avexitide Asset Purchase Agreement, as applicable; (f) Filing an application for entry by the Bankruptcy Court of a final decree closing the Chapter 11 Cases; (g) making distributions to Professionals for Allowed Professional Compensation Claims from the Professional Fee Reserve Account; (h) making distributions of the Distributable Cash; (i) procuring the necessary insurance to facilitate the Wind-Down, including appropriate D&O Liability Insurance Policies; and (j) such other responsibilities as may be vested in the Plan Administrator pursuant to this Plan or an order of the Bankruptcy Court (including, without limitation, the Confirmation Order), or as may be necessary and proper to carry out the provisions of this Plan.

C.	Sources of Consideration for Plan Distributions

Subject to the provisions of the Plan concerning the Professional Fee Reserve Account and the Wind-Down Budget, the Debtors or the Plan Administrator (as applicable) shall fund distributions under the Plan with (1) the remaining proceeds from the Sale Transactions, (2) the Debtors’ Cash on hand, and (3) the recovery, if any, from prosecution or settlement of the Retained Causes of Action, all in accordance with the terms herein. Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

1.	Sale Transactions

On or before the Effective Date, the Debtors or the Plan Administrator shall take any actions that may be necessary or appropriate to effectuate the Sale Transactions in accordance with the Bid Procedures Order and this Plan.

2.	Use of Cash

The Debtors or the Plan Administrator shall use Cash on hand to fund distributions to certain Holders of Allowed Claims and Allowed Interests, consistent with the terms of the Plan.

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3.	Retained Causes of Action

The Debtors or the Plan Administrator shall use the recovery, if any, from prosecution or settlement of the Retained Causes of Action to fund distributions to certain Holders of Allowed Claims and Allowed Interests, consistent with the terms of the Plan.

D.	Vesting of Assets

Except as otherwise provided in this Plan or the Sale Orders, on and after the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property in each of the Estates, including all claims, rights, and Causes of Action and any property acquired by the Debtors under or in connection with this Plan, shall vest in the Plan Administrator, free and clear of all Claims, Liens, encumbrances, charges, Causes of Action, or other interests. Subject to the terms of this Plan, on or after the Effective Date, the Plan Administrator may use, acquire, and dispose of property, and may prosecute, compromise, or settle any Claims and Causes of Action without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by this Plan or the Confirmation Order.

E.	Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, the Plan Administrator shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, including any actions specifically enumerated in the Schedule of Retained Causes of Action, that are not otherwise transferred or sold pursuant to the Sale Transactions or distributed pursuant to the Plan, whether arising before or after the Petition Date, and the Plan Administrator’s rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article IX hereof, which shall be deemed released and waived by the Plan Administrator as of the Effective Date. No preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. No Entity (other than the Released Parties) may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Plan Administrator, as applicable, will not pursue any and all available Causes of Action of the Debtors against it.

F.	Corporate Action

On the Effective Date and following the Debtors’ adoption of the Amended Certificate of Incorporation of Eiger BioPharmaceuticals, Inc. and satisfaction of the Debtors’ distribution and funding requirements set forth in the Plan, the Debtors shall be dissolved for all purposes unless the Plan Administrator determines that dissolution can have any adverse impact on the value of the Debtors’ assets; provided that neither the Debtors nor any party released pursuant to Article IX herein shall be responsible for any liabilities that may arise as a result of non-dissolution of the Debtors; provided further, that nothing in the Plan shall be construed as relieving the Debtors or the Plan Administrator (as applicable) of their duties to pay U.S. Trustee Statutory Fees as required by the Bankruptcy Code and applicable law until such time as a final decree is entered in the Debtors’ Chapter 11 Cases or the cases are dismissed or converted to cases under chapter 7 of the Bankruptcy Code. The Plan Administrator shall submit with the appropriate governmental agencies a copy of the Confirmation Order, which Confirmation Order shall suffice for purposes of obtaining a Certificate of Dissolution from the applicable Secretary of State or equivalent body.

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Without limiting the foregoing, on the Effective Date and following satisfaction of the Debtors’ distribution and funding requirements set forth in the Plan, the Debtors shall have no further duties or responsibilities in connection with implementation of this Plan, and the directors and officers of the Debtors shall be deemed to have resigned. From and after the Effective Date, the Plan Administrator shall be authorized to act on behalf of the Estates, provided that the Plan Administrator shall have no duties other than as expressly set forth in the Plan or the Confirmation Order.

G.	Cancellation of Existing Securities and Agreements

Except for the purpose of evidencing a right to a distribution under this Plan and except as otherwise set forth in this Plan, on the Effective Date, all agreements, instruments, notes, certificates, indentures, mortgages, securities and other documents evidencing any Claim or Interest, and any rights of any Holder in respect thereof, shall be deemed cancelled and of no further force or effect and the obligations of the Debtors thereunder shall be deemed fully satisfied, released, and discharged and, as applicable, shall be deemed to have been surrendered to the Plan Administrator. The Holders of or parties to such cancelled instruments, securities, and other documentation shall have no rights arising from or related to such instruments, securities, or other documentation or the cancellation thereof, except the rights provided for pursuant to this Plan.

H.	Effectuating Documents; Further Transactions

Upon entry of the Confirmation Order, the Debtors or the Plan Administrator (as applicable) shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, consents, certificates, resolutions, programs, and other agreements or documents, and take such acts and actions as may be reasonable, necessary, or appropriate to effectuate, implement, consummate, and/or further evidence the terms and conditions of this Plan and any transactions described in or contemplated by this Plan. The Debtors or the Plan Administrator, all Holders of Claims or Interests receiving distributions pursuant to this Plan, and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents, and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan.

I.	Section 1146 Exemption from Certain Taxes and Fees

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation all such instruments or other documents governing or evidencing such transfers without the payment of any such tax, recordation fee, or governmental assessment.

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J.	Sale Orders

Notwithstanding anything to the contrary herein, nothing in this Plan shall affect, impair or supersede the Sale Orders or Sale Transactions Documents, each of which remains in full force and effect and governs in the event of any inconsistency with the Plan.

K.	Authority to Act

Prior to, on, or after the Effective Date (as appropriate), all matters expressly provided for under this Plan that would otherwise require approval of the stockholders, security holders, officers, directors, or other owners of the Debtors shall be deemed to have occurred and shall be in effect prior to, on, or after the Effective Date (as applicable) pursuant to the applicable law of the state(s) in which the Debtors are formed, without any further vote, consent, approval, authorization, or other action by such stockholders, security holders, officers, directors, or other owners of the Debtor or notice to, order of, or hearing before, the Bankruptcy Court.

L.	Separate Plans

Notwithstanding the combination of separate plans of liquidation for the Debtors set forth in this Plan for purposes of economy and efficiency, this Plan constitutes a separate chapter 11 plan for each Debtor. Accordingly, if the Bankruptcy Court does not confirm this Plan with respect to one or more Debtors, it may still confirm this Plan with respect to any other Debtor that satisfies the Confirmation requirements of section 1129 of the Bankruptcy Code.

ARTICLE V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases

On the Effective Date, except as otherwise provided herein (which exclusion includes the Indemnification Obligations, the D&O Liability Insurance Policies, and the Employment Agreements) or otherwise identified on the Schedule of Assumed Executory Contracts and Unexpired Leases, if any (which shall be included in the Plan Supplement), all Executory Contracts or Unexpired Leases not previously assumed, assumed and assigned, or rejected pursuant to an order of the Bankruptcy Court, will be deemed rejected, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code other than those Executory Contracts or Unexpired Leases that are the subject of a motion to assume that is pending on the Confirmation Date.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Sale Transactions Documents or this Plan, and payment of any Cures relating thereto, shall, upon satisfaction of the applicable requirements of section 365 of the Bankruptcy Code, result in the full, final, and complete release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults or provisions restricting the change in control of ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption.

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B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases

If the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan and Confirmation Order results in a Claim, then, unless otherwise ordered by the Bankruptcy Court, such Claim shall be forever barred and shall not be enforceable against the Debtors, the Estates, or the Plan Administrator, or any of their respective assets and properties unless a Proof of Claim is Filed with the Notice and Claims Agent and served upon counsel to the Plan Administrator within thirty (30) days of the Effective Date.

The foregoing applies only to Claims arising from the rejection of an Executory Contract or Unexpired Lease under the Plan and Confirmation Order; any other Claims held by a party to a rejected Executory Contract or Unexpired Lease shall have been evidenced by a Proof of Claim Filed by the applicable Bar Date or shall be barred and unenforceable. Claims arising from the rejection of Executory Contracts or Unexpired Leases under the Plan and Confirmation Order shall be classified as General Unsecured Claims and shall, if Allowed, be treated in accordance with the provisions herein.

Any Claims arising from the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan and Confirmation Order that are not timely Filed within thirty (30) days of the Effective Date will be disallowed automatically, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Estates, or the Plan Administrator, or any of their respective assets and properties.

C.	Reservation of Rights

Neither the exclusion nor the inclusion by the Debtors of any contract or lease on any exhibit, schedule, or other annex to this Plan or in the Plan Supplement, nor anything contained in this Plan, shall constitute an admission by the Debtors that any such contract or lease is or is not an Executory Contract or Unexpired Lease or that the Debtors or the Plan Administrator, or their respective affiliates has any liability thereunder. Except as explicitly provided in this Plan, nothing in this Plan shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, claims, Causes of Action, or other rights of the Debtors or the Plan Administrator under any executory or non-executory contract or unexpired or expired lease. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of its assumption under this Plan, the Debtors, or the Wind-Down Debtors, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

D.	Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases

Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors under such Executory Contracts or Unexpired Leases. In particular, notwithstanding any non-bankruptcy law to the contrary, the Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties, indemnity or continued maintenance obligations.

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E.	Indemnity Obligations

Each of the Debtors’ Indemnification Obligations shall not be discharged, impaired, or otherwise affected by the Plan. The Indemnification Obligations shall be deemed Executory Contracts assumed by the Debtors under the Plan (solely to the extent of coverage under the D&O Liability Insurance Policies).

F.	D&O Liability Insurance Policies

Each D&O Liability Insurance Policy to which the Debtors are a party as of the Effective Date shall be deemed an Executory Contract and shall be automatically assumed or assumed and assigned by the applicable Debtor, effective as of the Effective Date, pursuant to sections 365 and 1123 of the Bankruptcy Code. For the avoidance of doubt, coverage for defense and indemnity under the D&O Liability Insurance Policies shall remain available to all individuals within the definition of “Insured” in the D&O Liability Insurance Policies. In addition, after the Effective Date, all officers, directors, agents, or employees of the Debtors who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of the D&O Liability Insurance Policies (including any “tail” policy) in effect or purchased as of the Effective Date for the full term of such policy regardless of whether such officers, directors, agents, and/or employees remain in such positions after the Effective Date, in each case, to the extent set forth in the D&O Liability Insurance Policies.

G.	Employment Agreements

Any Employment Agreement not assumed and assigned pursuant to the Sale Transactions Documents as part of the Sale Transactions shall be assumed by the Plan Administrator on the Effective Date of the Plan.

H.	Modifications, Amendments, Supplements, Restatements, or Other Agreements

Modifications, amendments, supplements, and restatements to a prepetition Executory Contract and/or Unexpired Lease that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease.

I.	Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code.

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J.	Employee Compensation and Benefits

All employment policies, and all compensation and benefits plans, policies, and programs of the Debtors applicable to their respective employees, retirees, and nonemployee directors, including all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, and life and accidental death and dismemberment insurance plans, are deemed to be, and shall be treated as, Executory Contracts under this Plan and, on the Effective Date, shall be rejected pursuant to sections 365 and 1123 of the Bankruptcy Code.

ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Distributions on Account of Claims Allowed as of the Effective Date

As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors, or their respective agents, shall be deemed closed, and there shall be no further changes in the record Holders of any of the Claims or Interests. The Disbursing Agent shall have no obligation to recognize any ownership transfer of the Claims or Interests occurring on or after the Distribution Record Date. The Disbursing Agent shall be entitled to recognize and deal for all purposes hereunder only with those record Holders stated on the transfer ledgers as of the close of business on the Distribution Record Date, to the extent applicable.

Except as otherwise provided herein, the Disbursing Agent shall make distributions to Holders of Allowed Claims and Allowed Interests as of the Distribution Record Date at the address for each such Holder as indicated on the Debtors’ records as of the date of any such distribution; provided that the manner of such distributions shall be determined at the discretion of the Disbursing Agent; provided, further, that to the extent a Proof of Claim has been filed, the address for each Holder of an Allowed Claim shall be deemed to be the address set forth in any Proof of Claim Filed by that Holder. As soon as reasonably practicable after the Bankruptcy Court has determined the Aggregate Allowed Prepetition Term Loan Claims Amount, the Disbursing Agent shall make all distributions for Class 3 Claims to the Prepetition Term Loan Agent, who shall then distribute such individual amounts to the Prepetition Term Loan Secured Parties in accordance with the Prepetition Term Loan Documents.

B.	Compliance with Tax Requirements

In connection with this Plan, any Person issuing any instrument or making any distribution or payment in connection therewith, shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority. In the case of a non-Cash distribution that is subject to withholding, the distributing party may require the intended recipient of such distribution to provide the withholding agent with an amount of Cash sufficient to satisfy such withholding tax as a condition to receiving such distribution or withhold an appropriate portion of such distributed property and either (1) sell such withheld property to generate Cash necessary to pay over the withholding tax (or reimburse the distributing party for any advance payment of the withholding tax) or (2) pay the withholding tax using its own funds and retain such withheld property. The distributing party shall have the right not to make a distribution under this Plan until its withholding or reporting obligation is satisfied pursuant to the preceding sentences. Any amounts withheld pursuant to this Plan shall be deemed to have been distributed to and received by the applicable recipient for all purposes of this Plan.

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Any party entitled to receive any property as an issuance or distribution under this Plan shall, upon request, deliver to the withholding agent or such other Person designated by the Plan Administrator the appropriate IRS Form or other tax forms or documentation requested by the Plan Administrator to reduce or eliminate any required federal, state, or local withholding. If the party entitled to receive such property as an issuance or distribution fails to comply with any such request for a one hundred eighty (180) day period beginning on the date after the date such request is made, the amount of such issuance or distribution shall irrevocably revert to the Plan Administrator and any Claim in respect of such distribution under this Plan shall be discharged and forever barred from assertion against such Debtor or the Plan Administrator or its respective property.

Notwithstanding the above, each Holder of an Allowed Claim or Interest that is to receive a distribution under this Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such Holder by any Governmental Unit, including income, withholding, and other tax obligations, on account of such Plan Distribution.

C.	Date of Distributions

Distributions made after the Effective Date to Holders of Allowed Claims or Allowed Interests shall be deemed to have been made on the Effective Date, and no interest shall accrue or be payable with respect to such Claims or any distribution related thereto. In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date. Except as otherwise provided in the Plan, Holders of Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date. For the avoidance of doubt, the Prepetition Term Loan Claims Escrow Account includes a reserve for interest that may accrue after the Effective Date on amounts to be distributed in satisfaction of Prepetition Term Loan Claims prior to such distributions.

D.	Disbursing Agent

Except as may be otherwise provided in the Sale Orders or Cash Collateral Order, all distributions under this Plan shall be made by the Disbursing Agent on and after the Effective Date and as provided herein. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties.

E.	Rights and Powers of Disbursing Agent

The Disbursing Agent may (1) effect all actions and execute all agreements, instruments, and other documents necessary to carry out the provisions of this Plan; (2) make all distributions contemplated hereby; and (3) perform such other duties as may be required of the Disbursing Agent pursuant to this Plan or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

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F.	Surrender of Instruments

As a condition precedent to receiving any distribution under this Plan, each holder of a certificated instrument or note must surrender such instrument or note held by it to the Plan Administrator, or such party’s designee. Any holder of such instrument or note that fails to (1) surrender the instrument or note; or (2) execute and deliver an affidavit of loss or indemnity reasonably satisfactory to the Plan Administrator and furnish a bond in form, substance, and amount reasonably satisfactory to the Plan Administrator within six (6) months of being entitled to such distribution shall be deemed to have forfeited all rights and claims and may not participate in any distribution hereunder.

G.	Delivery of Distributions and Undeliverable or Unclaimed Distributions

Subject to applicable Bankruptcy Rules, all distributions to Holders of Allowed Claims or Allowed Interests shall be made by the Disbursing Agent, who shall transmit such distributions to the applicable Holders of Allowed Claims or Interests or their designees.

If any distribution to a Holder of an Allowed Claim (1) is returned as undeliverable for lack of a current address or otherwise; or (2) is not cashed or otherwise presented for collection by the Holder of the Allowed Claim within ninety (90) calendar days after the mailing of such distribution, the Plan Administrator shall be authorized to cancel such distribution check and file with the Bankruptcy Court the name and last known address of the Holder of undeliverable distribution or uncashed distribution, as applicable. If, after the passage of thirty (30) calendar days after such Filing, the payment or distribution on the Allowed Claim still cannot be made, then (1) the Holder of such Claim shall cease to be entitled to the undeliverable distribution or uncashed distribution, which will revert to the Plan Administrator for distribution in accordance with the terms of this Plan; and (2) the Allowed Claim of such Holder shall be deemed disallowed and expunged for purposes of further distributions under the Plan.

H.	Manner of Payment

Except as specifically provided herein, at the option of the Debtors or the Plan Administrator, as applicable, any Cash payment to be made under this Plan may be made by a check or wire transfer or as otherwise required or provided in applicable agreements or customary practices of the Debtors.

I.	Foreign Currency Exchange Rate

As of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal on the Petition Date.

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J.	Setoffs and Recoupment

The Debtors or the Plan Administrator, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), and applicable bankruptcy and/or non-bankruptcy law, without the approval of the Bankruptcy Court and upon no less than fourteen (14) calendar days’ notice to the applicable Holder of a Claim, or as may be agreed to by the Holder of a Claim, may, but shall not be required to, set off against or recoup against any Allowed Claim and the distributions to be made pursuant to this Plan on account of such Allowed Claim, any claims of any nature whatsoever that the Debtors or their Estates may have against the Holder of such Allowed Claim; provided that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Plan Administrator of any such claim the Debtors or their Estates may have against the Holder of such Claim.

K.	Minimum Distribution

No payment of Cash in an amount of less than one hundred U.S. dollars ($100.00) shall be required to be made on account of any Allowed Claim. Such undistributed amount may instead be used in accordance with the Plan and the Wind-Down Budget. If the Cash available for the final distribution is less than the cost to distribute such funds, the Plan Administrator may donate such funds to the unaffiliated charity of its choice.

L.	Allocations

Except as otherwise provided in this Plan or as otherwise required by law, distributions with respect to an Allowed Claim shall be allocated first to the principal portion of such Allowed Claim (as determined for U.S. federal income tax purposes) and, thereafter, to the remaining portion of such Allowed Claim, if any.

M.	Distributions Free and Clear

Except as otherwise provided in this Plan, any distribution or transfer made under this Plan, including distributions to any Holder of an Allowed Claim, shall be free and clear of any Liens, Claims, encumbrances, charges, and other interests, and no other entity shall have any interest, whether legal, beneficial, or otherwise, in property distributed or transferred pursuant to this Plan.

N.	Claims Paid or Payable by Third Parties

1.	Claims Paid by Third Parties

If a Holder of a Claim receives a payment or other satisfaction of its Claim other than through the Debtors or the Plan Administrator on account of such Claim, such Claim shall be reduced by the amount of such payment or satisfaction without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, and if the Claim was paid or satisfied in full other than through the Debtors or the Plan Administrator, then such Claim shall be disallowed and any recovery in excess of a single recovery in full shall be paid over to the Plan Administrator without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court. To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment or satisfaction from a party that is not the Debtors or the Plan Administrator on account of such Claim, such Holder shall, within fourteen (14) calendar days of receipt thereof, repay or return the distribution to the Plan Administrator, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.

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2.	Claims Payable by Third Parties

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ Insurance Policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such Insurance Policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3.	Applicability of Insurance Policies

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Except as set forth in Article IX herein, nothing in this Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity, including the Plan Administrator, may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

O.	No Postpetition Interest on Claims

Unless otherwise specifically provided for in this Plan or the Confirmation Order, or required by applicable bankruptcy and non-bankruptcy law, postpetition interest shall not accrue or be paid on any prepetition Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on such Claim.

ARTICLE VII.

PROCEDURES FOR RESOLVING CONTINGENT,

UNLIQUIDATED, AND DISPUTED CLAIMS

A.	Allowance of Claims

After the Effective Date, the Plan Administrator shall have and retain any and all rights and defenses that the Debtors had with respect to any Claim or Interest immediately prior to the Effective Date.

B.	Claims Administration Responsibilities

Except as otherwise specifically provided in the Plan, after the Effective Date, the Plan Administrator shall have the sole authority to: (1) File, withdraw, or litigate to judgment, objections to Claims or Interests; (2) settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

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C.	Estimation of Claims and Interests

Before or after the Effective Date, the Debtors or the Plan Administrator may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection.

Notwithstanding any provision otherwise herein, a Claim that has been expunged or disallowed from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars ($0.00) unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the Debtors or the Plan Administrator (as applicable) may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim.

D.	Adjustment to Claims or Interests Without Objection

Any Claim that has been paid, satisfied, or assumed by the Purchaser(s) in the Sale Transactions, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Debtors or the Plan Administrator (as applicable) without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

E.	Time to File Objections to Claims

Except as otherwise provided herein, any objections to Claims shall be Filed on or before the Claims Objection Bar Date (as such date may be extended upon presentment of an order to the Bankruptcy Court by the Debtors or the Plan Administrator).

F.	Disallowance of Claims or Interests

Except as otherwise expressly set forth herein, all Claims and Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors, the Plan Administrator allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if: (1) the Entity, on the one hand, and the Debtors or the Plan Administrator, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (2) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

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G.	Disallowance of Late Claims

Except as provided herein or otherwise agreed to by the Debtors, the Plan Administrator, or the Wind-Down Debtors, as applicable, any Holder of a Claim Filed via Proof of Claim after the Bar Date shall not receive any distributions on account of such Claims, unless on or before the Combined Hearing such late Claim has been deemed timely Filed by a Final Order.

H.	Disputed Claims Process

All Claims held by Persons or Entities against whom or which the Debtor has commenced a proceeding asserting a Cause of Action under sections 542, 543, 544, 545, 547, 548, 549, or 550 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 548, 549 or 724(a) of the Bankruptcy Code shall be deemed Disputed Claims pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims shall not be entitled to vote to accept or reject this Plan. A Claim deemed Disputed pursuant to this Article VII.H. shall continue to be Disputed for all purposes until the relevant proceeding against the Holder of such Claim has been settled or resolved by a Final Order and any sums due to the Debtors or the Plan Administrator from such Holder have been paid.

For the avoidance of doubt, Prepetition Term Loan Claims will remain Disputed until the Bankruptcy Court determines the Aggregate Allowed Prepetition Term Loan Claims Amount.

I.	Amendments to Claims

Except as provided herein, on or after the Effective Date, without the prior authorization of the Bankruptcy Court or the Plan Administrator, a Claim may not be Filed or amended and any such new or amended Claim Filed shall be deemed disallowed in full and expunged without any further notice to or action, order, or approval of the Bankruptcy Court.

J.	No Distributions Pending Allowance

If an objection to a Claim, Proof of Claim, or portion thereof is Filed, no payment or distribution provided under the Plan shall be made on account of such Claim, Proof of Claim, or portion thereof unless and until the Disputed Claim becomes an Allowed Claim.

K.	Distributions After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim the distribution to which such Holder is entitled under the Plan as of the Effective Date, without any interest, dividends, or accruals to be paid on account of such Claim. No interest shall accrue or be paid on any Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Claim.

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ARTICLE VIII.

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

A.	Conditions Precedent to the Effective Date

The following shall be conditions precedent to the occurrence of the Effective Date:

(a)

The Bankruptcy Court shall have entered an order approving the Disclosure Statement as containing adequate information with respect to the Plan within the meaning of section 1125 of the Bankruptcy Code;

(b)	the Plan, the Disclosure Statement, and the other Definitive Documents shall be in full force and effect;

(c)

the Bankruptcy Court shall have entered the Confirmation Order, which shall have become a Final Order or as to which any stay of the Confirmation Order pursuant to any Bankruptcy Rule is waived by the Bankruptcy Court;

(d)	the final version of each of the Plan and the Plan Supplement shall have been Filed;

(e)	the Sale Transactions shall have been consummated substantially on the terms described in the Bid Procedures Order and the Debtors shall have received the proceeds therefrom;

(f)	the Debtors shall have implemented the Liquidation Transactions and all transactions contemplated in this Plan in a manner consistent with the Plan;

(g)	the Debtors shall have fully funded the Professional Fee Reserve Account and the Wind-Down Budget;

(h)	the Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan; and

(i)	the Plan Administrator shall been appointed in accordance with the terms hereof and accepted his or her appointment.

B.	Waiver of Conditions Precedent to the Effective Date

Unless otherwise specifically provided for in the Plan, the conditions set forth in Article VIII.A of the Plan may be waived, in whole or in part, by the Debtors.

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ARTICLE IX.

RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.	Debtor Releases

Notwithstanding anything contained in the Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, effective on the Effective Date, each Released Party is hereby deemed to be hereby released and discharged by the Debtors and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any causes of action, directly or derivatively, by, through, for, or because of the foregoing Entities on behalf of the Debtors, from any and all derivative Claims and Causes of Action asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort or otherwise, that the Debtors or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity, or that any Holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the capital structure, management, ownership, or operation thereof), the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, the Plan (including, for the avoidance of doubt, the Plan Supplement), Sale Transactions, or any aspect of the Liquidation Transactions, including any contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) relating to any of the foregoing, created or entered into in connection with the Disclosure Statement, the Plan, the Plan Supplement, and the Sale Transactions, before or during the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date, except for claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence of such Person. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or any Claim or obligation arising under the Plan. Notwithstanding anything to the contrary in the foregoing, the releases under this section only release Claims held by the Debtors or Claims that could be asserted by the Debtors under applicable law.

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B.	Releases by the Releasing Parties

Except as otherwise expressly set forth in the Plan or the Confirmation Order, on and after the Effective Date, and with respect to all other Releasing Parties, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably and forever, released by each Releasing Party from any and all Causes of Action, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, including any derivative claims asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the capital structure, management, ownership, or operation thereof), the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, the Plan (including, for the avoidance of doubt, the Plan Supplement), the Sale Transactions, or any aspect of the Liquidation Transactions, including any contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) relating to any of the foregoing, created or entered into in connection with the Disclosure Statement, the Plan, the Plan Supplement, the Sale Transactions, before or during the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release or act to modify (1) any post Effective Date obligations of any party or Entity under the Plan, (2) the Confirmation Order, or (3) any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or any Claim or obligation arising under the Plan.

C.	Exculpations

Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is hereby exculpated from any Cause of Action for any claim related to any act or omission taking place between the Petition Date and the Effective Date in connection with, relating to, or arising out of, the Chapter 11 Cases, the Disclosure Statement, the Plan, the Sale Transactions, or any aspect of the Liquidation Transaction, including any contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement or the Plan, the Sale Transactions, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the administration and implementation of the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

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D.	Injunction

Except as otherwise provided in the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests, Causes of Action, or liabilities that: (1) are subject to compromise and settlement pursuant to the terms of the Plan; (2) have been released pursuant to the Plan; (3) were purchased and released by a Purchaser in connection with the Sale Transactions; (4) are subject to exculpation pursuant to the Plan; or (5) are otherwise discharged, satisfied, stayed, released, or terminated pursuant to the terms of the Plan, are permanently enjoined and precluded, from and after the Effective Date, from commencing or continuing in any manner, any action or other proceeding, including on account of any Claims, Interests, Causes of Action, or liabilities that have been compromised or settled against any of the Debtors or any Entity so released or exculpated (or the property or estate of any Entity, directly or indirectly, so released or exculpated) on account of, or in connection with or with respect to, any discharged, released, settled, compromised, or exculpated Claims, Interests, Causes of Action, or liabilities, including being permanently enjoined and precluded, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Plan Administrator, the Released Parties, or Exculpated Parties (as applicable): (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (3) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the estate of such Entities on account of or in connection with or with respect to any such Claims or Interests; (4) asserting any right of setoff or subrogation of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Entity has timely asserted such setoff right in a document filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding an indication of a Claim or Interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or Interests released or settled pursuant to the Plan.

Upon the Bankruptcy Court’s entry of the Confirmation Order, all Holders of Claims and Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of this Plan by the Debtors, the Plan Administrator, and their respective affiliates, employees, advisors, officers and directors, or agents.

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E.	No Discharge

Because the Debtors are liquidating and will not engage in business after consummation of the Plan, they are not entitled to a discharge of obligations pursuant to section 1141 of the Bankruptcy Code with regard to any Holders of Claims or Interests.

F.	Release of Liens

Except as otherwise provided herein or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date in accordance with the terms of the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estate shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Debtors and their successors and assigns.

If any Holder of an Other Secured Claim or any agent for such Holder has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Other Secured Claim, as soon as practicable on or after the date such Holder has been satisfied in full pursuant to the Plan, such Holder (or the agent for such Holder) shall take any and all steps requested by the Plan Administrator that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Plan Administrator shall be entitled to make any such filings or recordings on such Holder’s behalf. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

G.	Gatekeeper Provision

No party may commence, continue, amend, or otherwise pursue, join in, or otherwise support any other party commencing, continuing, amending, or pursuing, a Cause of Action of any kind against the Debtors or the Plan Administrator, the Exculpated Parties, or the Released Parties that relates to, or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of, a Cause of Action subject to Article IX.A, Article IX.B, and Article IX.C without first (1) requesting a determination from the Bankruptcy Court, after notice and a hearing, that such Cause of Action represents a colorable claim against a Debtor or the Plan Administrator, Exculpated Party, or Released Party and is not a Claim that the Debtors released under the Plan, which request must attach the complaint or petition proposed to be filed by the requesting party and (2) obtaining from the Bankruptcy Court specific authorization for such party to bring such Cause of Action against any such Debtor or Plan Administrator, Exculpated Party, or Released Party. For the avoidance of doubt, any party that obtains such determination and authorization and subsequently wishes to amend the authorized complaint or petition to add any Causes of Action not explicitly included in the authorized complaint or petition must obtain authorization from the Bankruptcy Court before filing any such amendment in the court where such complaint or petition is pending. The Bankruptcy Court will have sole and exclusive jurisdiction to determine whether a Cause of Action is colorable and, only to the extent legally permissible, will have jurisdiction to adjudicate the underlying colorable Cause of Action.

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ARTICLE X.

RETENTION OF JURISDICTION

On and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction, pursuant to 28 U.S.C. §§ 1334 and 157, over all matters arising in or related to the Chapter 11 Cases for, among other things, the following purposes:

1.  Allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests.

2.  Resolve any cases, controversies, suits, or disputes that may arise in connection with Claims, including Claim objections, allowance, disallowance, subordination, estimation and distribution.

3.  Decide and resolve all matters related to the granting and denying, in whole or in part of, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan.

4.  Resolve any matters related to: (a) the assumption or assumption and assignment of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any cure amount arising therefrom; and/or (b) any dispute regarding whether a contract or lease is or was executory or expired.

5.  Adjudicate, decide or resolve any motions, adversary proceedings, contested, or litigated matters, and any other matters, and grant or deny any applications involving the Debtors that may be pending on the Effective Date.

6.  Adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code.

7.  Adjudicate, decide or resolve any motions, adversary proceedings, contested, or litigated matters.

8.  Enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan or the Disclosure Statement.

9.  Resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the interpretation or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan.

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10.  Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with enforcement of the Plan.

11.  Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in the Plan and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions.

12.  Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated.

13.  Determine any other matters that may arise in connection with or related to the Cash Collateral Order and the Debtors’ use of cash collateral, the Sale Transactions Documents, the Disclosure Statement, the Plan, and the Confirmation Order.

14.  Ensure that distributions to Holders of Allowed Claims or Allowed Interests are accomplished pursuant to the provisions of the Plan.

15.  Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by any Holder for amounts not timely repaid.

16.  Adjudicate any and all disputes arising from or relating to distributions under the Plan.

17.  Consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order.

18.  Hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or the Confirmation Order.

19.  Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code.

20.  To recover all assets of the Debtors and property of the Debtors’ Estates, wherever located.

21.  To hear and determine any Causes of Action that may be brought by the Plan Administrator.

22.  To hear and determine any other rights, claims, or Causes of Action held by or accruing to the Debtors or the Plan Administrator pursuant to the Bankruptcy Code or any applicable state or federal statute or legal theory.

23.  Enter an order or final decree concluding or closing the Chapter 11 Cases.

24.  Enforce all orders previously entered by the Bankruptcy Court.

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25.  Hear any other matter over which the Bankruptcy Court has jurisdiction.

ARTICLE XI.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.	Modification and Amendment

This Plan may be amended, modified, or supplemented by the Debtors in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, without additional disclosure pursuant to section 1125 of the Bankruptcy Code. In addition, after the Confirmation Date, the Debtors, in consultation with the Prepetition Term Loan Agent, may remedy any defect or omission or reconcile any inconsistencies in this Plan or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes of effects of this Plan, and any Holder of a Claim or Interest that has accepted this Plan shall be deemed to have accepted this Plan as amended, modified, or supplemented.

B.	Effect of Confirmation on Modifications

Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure under Bankruptcy Rule 3019.

C.	Revocation or Withdrawal of Plan

The Debtors reserve the right to revoke or withdraw this Plan prior to the Effective Date as to any or all of the Debtors. If, with respect to a Debtor, this Plan has been revoked or withdrawn prior to the Effective Date, or if Confirmation or the occurrence of the Effective Date as to such Debtor does not occur on the Effective Date, then, with respect to such Debtor: (1) this Plan shall be null and void in all respects; (2) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases affected by this Plan, and any document or agreement executed pursuant to this Plan shall be deemed null and void; and (3) nothing contained in this Plan shall (a) constitute a waiver or release of any Claim by or against, or any Interest in, such Debtor or any other Person, (b) prejudice in any manner the rights of such Debtor or any other Person, or (c) constitute an admission of any sort by any Debtor or any other Person.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of this Plan shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors or the Plan Administrator, the Holders of Claims or Interests, the Released Parties, and each of their respective successors and assigns. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter.

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B.	Additional Documents

On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Plan Administrator (as applicable) and all Holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may reasonably be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order.

C.	Substantial Consummation

On the Effective Date, this Plan shall be deemed to be substantially consummated (within the meaning set forth in section 1101 of the Bankruptcy Code) pursuant to section 1127(b) of the Bankruptcy Code.

D.	Reservation of Rights

The Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by the Debtors with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to the Holders of Claims or Interests prior to the Effective Date.

E.	Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, beneficiaries or guardian, if any, of each Entity.

F.	Determination of Tax Liabilities

As of the Effective Date, the Plan Administrator (to the extent not the responsibility of the Purchaser(s)) will be responsible for preparing and filing any tax forms or returns on behalf of the Debtors’ Estates; provided that the Plan Administrator shall not be responsible for preparing or filing any tax forms for Holders of Interests in the Debtors (which Interests shall be cancelled pursuant to this Plan), but shall provide such Holders with any information reasonably required to prepare such forms. The Debtors or the Plan Administrator shall have the right to request an expedited determination of any tax liability pursuant to section 505 of the Bankruptcy Code, including on any unpaid liability of the Debtors’ Estates for any tax incurred during the administration of these Chapter 11 Cases.

G.	Dissolution of the Committee

On the Effective Date, any duly appointed Statutory Committee will dissolve and the members thereof will be released and discharged from all duties and obligations arising from or related to these Chapter 11 Cases.

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H.	Notices

In order for all notices, requests, and demands to or upon the Debtors or the Plan Administrator, as the case may be, to be effective such notices, requests and demands shall be in writing (including by electronic mail) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by email, when received, and served on or delivered to the following parties:

Debtors	Counsel to the Debtors
Eiger BioPharmaceuticals Inc.	Sidley Austin LLP
2100 Ross Avenue, Dallas, Texas 75201,	787 Seventh Avenue
New York, New York 10019
Attention: Douglas Staut	Facsimile: (212) 839-5599
Chief Restructuring Officer
Email: dstaut@alvarezandmarsal.com	Attn: William E. Curtin
Anne G. Wallice
Email: wcurtin@sidley.com
anne.wallice@sidley.com

Plan Administrator	Counsel to the Plan Administrator
To be included in the Plan Supplement.	To be included in the Plan Supplement.

Counsel to the Prepetition Term Loan Agent
Bradley Arant Boult Cummings LLP
1221 Broadway, Suite 2400
Nashville, Tennessee 37203
Facsimile: (615) 252-4714

Attn: Roger G. Jones
Email: rjones@bradley.com

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Facsimile: (212) 715-8000

Attn: Adam C. Rogoff
P. Bradley O’Neill
Andrew J. Citron
Email: arogoff@kramerlevin.com
boneill@kramerlevin.com
acitron@kramerlevin.com

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After the Effective Date, Persons or Entities that wish to continue to receive documents pursuant to Bankruptcy Rule 2002 must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Plan Administrator are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities that Filed such renewed requests.

I.	Term of Injunctions or Stays

Except as otherwise provided in this Plan, to the maximum extent permitted by applicable law and subject to the Bankruptcy Court’s post-confirmation jurisdiction to modify the injunctions and stays under this Plan (1) all injunctions with respect to or stays against an action against property of the Debtors or the Debtors’ Estates arising under or entered during the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, and in existence on the date the Confirmation Order is entered, shall remain in full force and effect until such property is no longer property of the Debtors or the Debtors’ Estates; and (2) all other injunctions and stays arising under or entered during the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code shall remain in full force and effect until the earliest of (a) the date that the Chapter 11 Cases are closed pursuant to a final order of the Bankruptcy Court, or (b) the date that the Chapter 11 Cases are dismissed pursuant to a final order of the Bankruptcy Court. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect indefinitely.

J.	Entire Agreement

On the Effective Date, the Plan and the Plan Supplement supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

K.	Plan Supplement

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. Copies of such exhibits and documents shall be made available upon written request to the Debtors’ counsel or the Plan Administrator’s counsel (as applicable) at the address above or by downloading such exhibits and documents free of charge from the Notice and Claims Agent’s website at https://veritaglobal.net/eiger. All documents in the Plan Supplement are considered an integral part of the Plan and shall be deemed approved by the Bankruptcy Court pursuant to the Confirmation Order.

L.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Texas, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters.

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M.	Nonseverability of Plan Provisions

If any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.

The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is the following: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the consent of the Debtors or the Plan Administrator (as applicable); and (3) nonseverable and mutually dependent.

N.	Closing of the Chapter 11 Cases

After the full administration of the Chapter 11 Cases, the Plan Administrator shall promptly File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022, a motion pursuant to rule 3022-1(a) of the Bankruptcy Local Rules for the Northern District of Texas, and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

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Dated: July 15, 2024

Respectfully submitted,

Douglas Staut
By: Douglas Staut
Chief Restructuring Officer
Eiger BioPharmaceuticals, Inc.
EBPI Merger Inc.
EB Pharma LLC
Eiger BioPharmaceuticals Europe Limited
EigerBio Europe Limited

[Signature Page to Plan of Liquidation]